SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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     Applied Materials, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

APPLIED MATERIALS

James C. Morgan
CHAIRMAN
CHIEF EXECUTIVE OFFICER

February 16, 2001

Dear Applied Materials Stockholder:

We cordially invite you to attend Applied Materials’ 2001 Annual Meeting of Stockholders, which will be held at the Roosevelt Hotel, 45 East 45th Street (at Madison Avenue), New York, New York 10017 on Thursday, March 22, 2001 at 9:00 a.m.

At this year’s Annual Meeting, stockholders will be asked to elect ten directors. Additional information about the Annual Meeting is given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. Voting your proxy will ensure your representation at the Annual Meeting.

I urge you to carefully review the proxy materials and to vote FOR the director nominees.

I hope to see you at the March 22, 2001 Annual Meeting.

Sincerely,

James C. Morgan

3050 Bowers Avenue	Mailing Address:
Santa Clara, California 95054	Applied Materials, Inc.
Phone: (408) 727-5555	P.O. Box 58039
FAX: (408) 496-6421	Santa Clara, California 95052
Telex: 34-6332

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
Thursday, March 22, 2001
at 9:00 a.m.

        The 2001 Annual Meeting of Stockholders of Applied Materials, Inc. will be held on Thursday, March 22, 2001 at 9:00 a.m. at the Roosevelt Hotel, 45 East 45th Street (at Madison Avenue), New York, New York 10017 to conduct the following items of business:

1. To elect ten directors to serve for a one-year term and until their successors have been elected.

2. To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

        Stockholders who owned shares of our stock at the close of business on Friday, January 26, 2001 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at 501 Madison Avenue, 20th Floor, New York, New York 10022 during normal business hours for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

        Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. If your shares are held in a bank or brokerage account and you did not receive the proxy materials electronically, you may be able to vote your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By Order of the Board of Directors

Donald A. Slichter
Secretary

Santa Clara, California
February 16, 2001

PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited on behalf of the Board of Directors of Applied Materials, Inc., a Delaware corporation, with its principal executive offices at 3050 Bowers Avenue, Santa Clara, California 95054. This proxy is for use at Applied Materials’ 2001 Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, March 22, 2001 at the Roosevelt Hotel, 45 East 45th Street (at Madison Avenue), New York, New York 10017.

        This proxy statement contains important information regarding Applied Materials’ 2001 Annual Meeting of Stockholders, the proposal on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

        A number of abbreviations are used in this proxy statement. We refer to Applied Materials, Inc. as “Applied.” The term “proxy materials” includes this proxy statement, the enclosed proxy card, the 2000 Annual Report and the Form 10-K for fiscal 2000. References to “fiscal 2000” mean Applied’s 2000 fiscal year that began on November 1, 1999 and ended on October 29, 2000. Applied’s 2001 Annual Meeting of Stockholders is referred to as “the meeting.”

        The Board of Directors of Applied is sending this proxy statement on or about February 16, 2001 to all stockholders of Applied as of the record date, January 26, 2001. Stockholders who owned Applied’s common stock at the close of business on January 26, 2001 are entitled to attend and vote at the meeting. On the record date, there were 809,993,944 shares of Applied’s common stock issued and outstanding.

        Unless otherwise indicated, all information relating to stock and/or options described in this proxy statement has been adjusted to reflect the effect of the two-for-one stock split of Applied’s common stock in the form of a 100% stock dividend distributed on March 15, 2000.

Voting Procedures

        As a stockholder of Applied, you have a right to vote on certain business matters affecting Applied. The proposal that will be presented at the meeting and upon which you are being asked to vote is discussed in the following section entitled “Proposal.” Each share of Applied’s common stock you own entitles you to one vote. You may vote by mail, by telephone, over the Internet or in person at the meeting.

Methods of Voting

        Your shares will be voted in accordance with the instructions you indicate. If you do not indicate your voting instructions, your shares will be voted for the ten named nominees for directors and in the discretion of the proxies (as defined below) as to other matters that may properly come before the meeting.

        Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

        Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. If you receive the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 16, 2001.

        Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card. If you receive the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 16, 2001.

        Voting in Person at the Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

        If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

        Applied Plan Participants.    If you are a participant in Applied’s Employee Savings and Retirement Plan (the “401 (k) Plan”), your proxy will incorporate all shares you own through the 401 (k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401 (k) Plan. If you own shares through the 401 (k) Plan and you do not vote, the plan trustee will vote your shares in the same proportion as shares for which instructions were received from other stockholders under the plan.

        If you own shares under the Employees’ Stock Purchase Plan and do not vote, your shares will be voted in accordance with normal brokerage industry practices, as described in this proxy statement under the section “Broker Non-Votes.”

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must either:

•	sign and return another proxy at a later date;

•	provide written notice of the revocation to Applied’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

        A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, January 26, 2001, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone or by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposal

        The vote required and method of calculation for the proposal to be considered at the meeting (that is, the election of directors) is as follows. The ten nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “for” the nominees for the election of directors or you may “withhold” your vote with respect to one or more nominees. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal.

Broker Non-Votes

        If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect ten directors should be treated as a routine matter. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on this routine matter. To the extent your brokerage firm votes shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

        Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

        Final voting results will be announced at the meeting and will be published in Applied’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2001, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.appliedmaterials.com;

•	contacting our Investor Relations department toll-free at 1-800-882-0373; or

•	viewing our Form 10-Q for the second quarter of fiscal 2001 on the SEC’s website at www.sec.gov.

Proxy Solicitation Costs

        Applied will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. In addition to the estimated proxy solicitation cost of $20,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

PROPOSAL

        The following proposal has been included on the agenda for the meeting.

Election of Directors

        Nominees for directors are James C. Morgan, Dan Maydan, Michael H. Armacost, Deborah A.  Coleman, Herbert M. Dwight, Jr., Philip V. Gerdine, Paul R. Low, Steven L. Miller, Minoru Morio and Stan Shih. With the exception of Minoru Morio, each nominee is currently a director of Applied.

        Additional information about the election of directors and a brief biography of each nominee is set forth below.

        The Board recommends a vote for each of these nominees.

Other Matters

        Other than the election of directors, Applied’s Board of Directors does not intend to bring any other matters to be voted on at the meeting. Applied’s Board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on such matters to the extent authorized in applicable regulations under the Securities Exchange Act of 1934.

ELECTION OF DIRECTORS

Nominees

        The Board of Directors of Applied is elected each year at the Annual Meeting of Stockholders. Ten directors will be elected at this year’s meeting. Each director will serve until the 2002 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal. With the exception of Minoru Morio, each nominee who appears in the following table is currently a director of Applied.

Name of Nominee	Age	Principal Occupation	Director Since
James C. Morgan	62	Chairman and Chief Executive Officer of Applied Materials, Inc.	1977

Dan Maydan	65	President of Applied Materials, Inc.	1992

Michael H. Armacost	63	President of The Brookings Institution	1993

Deborah A. Coleman	48	Chair of Merix Corporation	1997

Herbert M. Dwight, Jr.	70	Retired Chief Executive Officer of Optical Coating Laboratory, Inc.	1981

Philip V. Gerdine	61	Retired Executive Director (Overseas Acquisitions) of Siemens AG	1976

Paul R. Low	67	Chief Executive Officer of P.R.L. Associates	1992

Steven L. Miller	55	Chairman, President and Chief Executive Officer of Shell Oil Company	1999

Minoru Morio	61	Vice Chairman and Director, Technology, Sony Corporation	—

Stan Shih	56	Chairman and Chief Executive Officer of Acer Inc.	2000

        There is no family relationship between any of the nominees or between any of the nominees and any of Applied’s executive officers. Applied’s executive officers serve at the discretion of the Board of Directors. Detailed information about Applied’s directors and nominee is provided below.

Directors/Nominee

        James C. Morgan has been Chairman of Applied Materials, Inc. since 1987 and Chief Executive Officer of Applied Materials, Inc. since February 1977. Mr. Morgan is a director of Cisco Systems, Inc.

        Dan Maydan has been President of Applied Materials, Inc. since December 1993 and served as Chairman of Applied Komatsu Technology, Inc. from December 1991 to October 1998. From 1990 to December 1993, he was Executive Vice President of Applied Materials, Inc. Dr. Maydan is a director of Electronics for Imaging, Inc. and Drexler Technology Corporation.

        Michael H. Armacost has been President of The Brookings Institution, a non-partisan public policy research organization, since October 1995. From September 1993 through September 1995, he was a Distinguished Senior Fellow and Visiting Professor at the Asia-Pacific Research Center, Stanford University. From 1989 to 1993, he was the U.S. Ambassador to Japan. Mr. Armacost is a director of TRW, Inc., AFLAC Incorporated and Cargill, Incorporated.

        Deborah A. Coleman has been Chair of Merix Corporation, a manufacturer of interconnect solutions for use in electronic equipment, since March 1994 and served as Chief Executive Officer of Merix Corporation from March 1994 to September 1999. Ms. Coleman has been a partner of SmartForest Ventures, LLC, a venture capital firm, since October 1999. From November 1992 through March 1994, she was the Vice President of Materials Operations at Tektronix, Inc. Ms. Coleman is a director of Merix Corporation and Synopsys, Inc.

        Herbert M. Dwight, Jr. served as Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, from 1991 until his retirement in 1998. Mr. Dwight is a director of Applied Magnetics Corporation, Advanced Fibre Communications, Inc. and Vicinity Corporation.

        Philip V. Gerdine served as Executive Director (Overseas Acquisitions) of Siemens AG, Munich, Germany, a manufacturer of electrical and electronic products, from 1990 until his retirement in 1998. Dr. Gerdine is a director of Solectron Corporation and Kulicke and Soffa Industries, Inc.

        Tsuyoshi Kawanishi, 71, has served as a director of Applied Materials, Inc. since 1994. Mr. Kawanishi served as Senior Advisor to Toshiba Corporation, a manufacturer of electrical and electronic products, from June 1994 to February 1999. Mr. Kawanishi has been Chairman of the Management Board of the Institute of Microelectronics since June 1996. From June 1990 to June 1994, he was Senior Executive Vice President and a member of the Board of Directors of Toshiba Corporation. From November 1995 to July 1999, Mr. Kawanishi was a director of Chartered Semiconductor Manufacturing Ltd., and from October 1997 to October 1999, he was a director of Advanpack Solutions Pte., Ltd. Mr. Kawanishi is a director of Asyst Technologies, Inc. and Winbond Electronics Corporation. Mr. Kawanishi’s term as director will end on March 22, 2001, and he is not standing for election to the Board at the meeting.

        Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From July 1990 to July 1992, Dr. Low was a Vice President and General Manager of Technical Products of International Business Machines Corporation. Dr. Low is a director of Solectron Corporation and Veeco Instruments Inc.

        Steven L. Miller has been Chairman, President and Chief Executive Officer of Shell Oil Company, an oil and natural gas producer, natural gas marketer and petrochemical manufacturer, since July 1999. From 1996 to 1999, Mr. Miller was the managing director of the Royal Dutch/Shell Group of Companies. Mr. Miller is a director for the American Petroleum Institute, a member of the National Petroleum Council and serves on the board of advisors for Rice University’s James A. Baker III Institute for Public Policy. Mr. Miller also serves on the boards of The Points of Light Foundation, the National Urban League and Rice University.

        Minoru Morio has been Vice Chairman and Director, Technology, of Sony Corporation, a leading manufacturer of audio, video, communications and information technology products, since June 2000. From June 1999 to June 2000, Mr. Morio served as Executive Deputy President and Representative Director, Technology, of Sony Corporation. From April 1996 to June 1999, Mr. Morio served as Executive Deputy President and Representative Director, Chief Technology Officer of Sony Corporation. Mr. Morio is a director of Sony Electronics Inc. and Sony Europe Holdings B.V.

        Stan Shih has been Chairman and Chief Executive Officer of Acer Inc., Taipei, Taiwan, a manufacturer of personal computers, communications products, consumer electronics and internet services and appliances, since 1981. Mr. Shih has been an advisor to the Republic of China’s Presidential Office and a member of the Republic of China’s Space Program Steering Committee since 1996. Mr. Shih is a director of Acer Sertek and TSMC-Acer.

Board and Committee Meetings

        The Board of Directors met six times during fiscal 2000. Each director, except Mr. Stan Shih, attended at least 75% of all Board and applicable committee meetings during fiscal 2000. The table below describes the committees of the Board. The Board does not have a nominating committee or a committee that serves a similar function.

Committees of the Board of Directors(1)	Primary Functions of the Committees		Number of Meetings Held in 2000

Audit Committee

Members: Michael H. Armacost Deborah A. Coleman Philip V. Gerdine* Stan Shih Alternate Members: Paul R. Low Tsuyoshi Kawanishi *Chairman	•	provide oversight of Applied’s financial reports, system of internal controls, and auditing, accounting and financial reporting processes	4
	•	share with the Board responsibility for the selection, evaluation and, where appropriate, replacement of independent accountants
	•	oversee Applied’s tax, legal, regulatory and ethical compliance
	•	review annually the Audit Committee charter
	•	meet with independent accountants and management to discuss and review financial statements

Human Resources and

Compensation Committee

Members: Herbert M. Dwight, Jr.* Paul R. Low Steven L. Miller Alternate Members: Michael H. Armacost Deborah A. Coleman *Chairman	•	determine compensation policies applicable to Applied’s executive officers	4
	•	determine the compensation of the Chief Executive Officer
	•	administer the Senior Executive Bonus Plan
	•	oversee Applied’s stock option and compensation plans
	•	oversee certain Human Resource related policies and programs

(1)
By resolution of the Board of Directors on March 22, 2000, the name of the Compensation Committee was changed to the Human Resources and Compensation Committee. By resolution of the Board of Directors on December 14, 2000, the name of the Audit and Finance Committee was changed to the Audit Committee.

Compensation of Directors

        Directors who are officers of Applied do not receive any additional compensation for their services as a director. During fiscal 2000, non-employee directors of Applied received the following compensation:

•	a quarterly retainer of $5,000;

•	a fee of $3,000 for each Board meeting attended;

•	a fee of $500 for each committee meeting attended if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses of attending Board and committee meetings.

        Mr. Kawanishi, a resident of Japan, received an additional $1,200 for each Board meeting attended. Directors who are not residents of California are reimbursed for the costs of preparing California tax returns. Mr. Kawanishi also has been reimbursed for the costs of preparing a U.S. federal tax return.

        Non-employee directors participate in one compensation plan, the 1995 Equity Incentive Plan. Effective fiscal 2000, non-employee directors receive the following non-qualified stock options:

•	24,000 shares on the date he or she is first elected or appointed to the Board; and

•	10,000 shares on the last business day of each fiscal year during which he or she has served on the Board.

        The annual option grant of 10,000 shares will be made only if the non-employee director was a member of the Board for the entire fiscal year and was not an employee of Applied or any affiliate for any part of the fiscal year then ending.

        The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. An annual option grant to non-employee directors of 10,000 shares of common stock was made on October 27, 2000 at an exercise price of $48.13 per share. Assuming continued service on the Board, all non-employee director options become exercisable in annual installments over a four-year period, beginning on the date of grant. Exercisability for some or all options may be accelerated if the director dies or retires. The options generally expire no later than seven years after the date of grant (up to eight years in the event of the director’s death). Vesting of options granted to Mr. Alfred Stein with a value of $1,160,976 was accelerated upon Mr. Stein’s retirement as a director in March 2000. The stated value represents the difference between the fair market value of Applied’s common stock on March 21, 2000, the date of acceleration, and the exercise prices of Mr. Stein’s options.

PRINCIPAL STOCKHOLDERS

        The following table indicates how much common stock is beneficially owned as of October 29, 2000 by (a) each person known by Applied to own 5% or more of Applied’s common stock, (b) each of the directors and the nominee, (c) each of the named executive officers, and (d) the directors and executive officers as a group. In general, “beneficial ownership” refers to shares that a director or executive officer has the power to vote, or the power to dispose of, and stock options that are exercisable currently or become exercisable within 60 days.

	Shares Beneficially Owned
Name	Number(1)		Percent
Principal Stockholder:
AXA Financial Inc.	61,277,668	(2)	7.54%
1290 Avenue of the Americas
New York, NY 10104

Non-Employee Directors and Nominee:
Michael H. Armacost	174,184	(3)	*
Deborah A. Coleman	26,000	(4)	*
Herbert M. Dwight, Jr.	216,000	(5)	*
Philip V. Gerdine	42,000	(6)	*
Tsuyoshi Kawanishi	24,000	(7)	*
Paul R. Low	42,000	(8)	*
Steven L. Miller	15,400	(9)	*
Minoru Morio**	0		*
Stan Shih	0		*

Named Executive Officers:
James C. Morgan	3,182,577	(10)	*
Dan Maydan	1,429,777	(11)	*
Joseph R. Bronson	62,115	(12)	*
Sasson Somekh	1,637,339	(13)	*
David N.K. Wang	1,468,974	(14)	*

Directors and Executive Officers as a Group (14 persons)	8,320,366	(15)	1.02%

*	Less than 1%

**	Nominee

(1)	Except as subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)
AXA Financial Inc. has sole voting authority for 23,262,563 shares, shared voting authority for 24,017,356 shares and non-voting authority for 13,997,749 shares pursuant to a Form 13F filed November 14, 2000 for the period ended September 30, 2000.

(3)	Includes options to purchase 42,000 shares that were exercisable within 60 days of October 29, 2000.

(4)	Includes options to purchase 26,000 shares that were exercisable within 60 days of October 29, 2000.

(5)	Includes options to purchase 42,000 shares that were exercisable within 60 days of October 29, 2000.

(6)	Includes options to purchase 42,000 shares that were exercisable within 60 days of October 29, 2000.

(7)	Includes options to purchase 24,000 shares that were exercisable within 60 days of October 29, 2000.

(8)	Includes options to purchase 42,000 shares that were exercisable within 60 days of October 29, 2000.

(9)	Includes options to purchase 14,400 shares that were exercisable within 60 days of October 29, 2000.

(10)	Includes 360,000 shares held in a foundation for charitable purposes and options to purchase 600,000 shares that were exercisable within 60 days of October 29, 2000.

(11)
Includes 1,029,020 shares held in family trusts and partnerships, 37,578 shares held for charitable purposes and options to purchase 280,000 shares that were exercisable within 60 days of October 29, 2000.

(12)	Includes 3,456 shares held as custodian for Mr. Bronson’s relatives.

(13)	Includes options to purchase 369,000 shares that were exercisable within 60 days of October 29, 2000.

(14)
Includes 30,000 shares held in a foundation for charitable purposes, 20,928 shares held as custodian for Dr. Wang’s relatives and options to purchase 300,000 shares that were exercisable within 60 days of October 29, 2000.

(15)	Includes options to purchase 1,781,400 shares that were exercisable within 60 days of October 29, 2000.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table shows compensation information during each of Applied’s last three fiscal years for the Chief Executive Officer and the next four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
				Other Annual Compen- sation ($)	Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation (1) ($)
James C. Morgan	2000	835,769	3,000,000	0	0	200,000	0	7,650
Chairman and Chief	1999	778,542	1,268,000	0	0	280,000	0	7,200
Executive Officer	1998	747,914	264,190	0	0	80,000	0	7,200

Dan Maydan	2000	725,385	3,000,000	0	0	175,000	0	7,650
President	1999	613,085	1,029,770	0	0	240,000	0	66,458	(2)
	1998	571,323	201,812	0	0	70,000	0	107,656	(3)

Joseph R. Bronson	2000	481,539	2,404,750	0	0	120,000	0	7,650
Executive Vice	1999	407,692	596,706	0	0	180,000	0	11,708	(4)
President, Office of the	1998	363,077	135,900	0	0	40,000	0	4,077
President, and Chief
Financial Officer

Sasson Somekh	2000	481,539	2,404,750	0	0	120,000	0	7,650
Executive Vice	1999	413,012	596,706	0	0	180,000	0	7,200
President, Office of the	1998	394,732	139,433	0	0	40,000	0	4,051
President

David N.K. Wang	2000	481,539	2,404,750	0	0	120,000	0	7,650
Executive Vice	1999	413,012	596,706	0	0	180,000	0	7,200
President, Office of the	1998	394,732	139,433	0	0	40,000	0	4,051
President

(1)
Unless otherwise indicated, the amounts in this column consist of matching contributions made by Applied under the Employee Savings and Retirement Plan (the “401(k) Plan”), a plan providing for broad-based employee participation.

(2)
This amount consists of Applied’s matching contribution of $7,200 under the 401(k) Plan and a payment of $59,258 from Applied for the sale of shares in connection with the termination of the Applied Komatsu Technology, Inc. Executive Incentive Stock Purchase Plan.

(3)
This amount consists of Applied’s matching contribution of $7,200 under the 401(k) Plan, a payment of $99,856 related to a bonus payment connected with Applied Komatsu Technology, Inc. and a payment of $600 as part of Applied’s Patent Incentive Award Program.

(4)	This amount consists of Applied’s matching contribution of $7,200 under the 401(k) Plan and a payment of $4,508 in connection with moving expenses from Austin, Texas to Santa Clara, California.

Option Grants

        The following table shows all options to acquire shares of Applied’s common stock granted to the named executive officers during the fiscal year ended October 29, 2000.

Stock Option Grants in Last Fiscal Year

		Individual Grants(1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
James C. Morgan	200,000	0.55%	$42.06	10/18/07	3,424,732	7,981,083
Dan Maydan	175,000	0.48%	$42.06	10/18/07	2,996,641	6,983,447
Joseph R. Bronson	120,000	0.33%	$42.06	10/18/07	2,054,839	4,788,650
Sasson Somekh	120,000	0.33%	$42.06	10/18/07	2,054,839	4,788,650
David N.K. Wang	120,000	0.33%	$42.06	10/18/07	2,054,839	4,788,650

(1)
The options in this table were granted on October 18, 2000 and have an exercise price per share equal to 100% of the fair market value of Applied’s common stock on the grant date. Assuming continued employment with Applied, the options will become exercisable on July 15, 2004. The options may become exercisable sooner if the officer dies or retires. Applied has not granted any stock appreciation rights.

(2)
As required by Securities and Exchange Commission rules, these columns show gains that may exist for the respective options, assuming that the market price for Applied’s common stock appreciates from the date of grant over a period of ten years at the annual rates of 5% and 10%, respectively. If the price of Applied’s common stock does not increase above the exercise price, no value will be realizable from these options.

Options Exercised

        The following table shows all stock options exercised by the named executive officers during the fiscal year ended October 29, 2000 and the number and value of options they held as of the end of fiscal 2000:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Morgan	576,000	44,350,183	600,000	920,000	23,514,984	13,442,500
Dan Maydan	0	0	280,000	795,000	11,051,236	11,590,937
Joseph R. Bronson	140,000	9,676,120	0	560,000	0	7,877,500
Sasson Somekh	155,000	10,664,689	369,000	560,000	14,715,867	7,877,500
David N.K. Wang	224,000	9,814,000	300,000	560,000	11,757,492	7,877,500

(1)
The value realized equals the difference between the option exercise price and the fair market value of Applied’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Applied’s common stock on October 27, 2000 (the last day of trading for the fiscal year ended October 29, 2000), multiplied by the number of shares underlying the options. The closing price of Applied’s common stock on October 27, 2000, as reported on the Nasdaq National Market, was $48.13 per share.

Audit Committee Report

        In the section below, we describe our financial and accounting management policies and practices.

        Composition.    The Audit Committee of the Board of Directors is composed of four independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are Philip V. Gerdine (Chairman), Michael H.  Armacost, Deborah A. Coleman and Stan Shih.

        Responsibilities.    The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Applied’s independent accountants. Management is responsible for Applied’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Applied’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of Applied’s internal audit department.

        Review with Management and Independent Accountants.    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Applied’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

        Applied’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, PricewaterhouseCoopers LLP, the firm’s independence.

        Summary.    Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Applied’s Annual Report on Form 10-K for the year ended October 29, 2000, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

Philip V. Gerdine (Chairman)
Michael H. Armacost
Deborah A. Coleman
Stan Shih

Audit and Related Fees

        Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of Applied’s annual consolidated financial statements for fiscal 2000 and the review of the consolidated financial statements included in Applied’s Forms 10-Q for fiscal 2000 were $795,020.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by PricewaterhouseCoopers LLP to Applied for financial information systems design and implementation fees for fiscal 2000.

        All Other Fees.    The aggregate fees billed to Applied for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2000, including fees for statutorily required audits in certain locations outside the U.S. where Applied has operations, were $3,080,234.

        The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Human Resources and Compensation Committee Report

        In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of Applied’s Chief Executive Officer and the next four most highly compensated executive officers.

        Compensation Philosophy.    In developing Applied’s executive compensation policies, our Compensation Committee has relied on two principal objectives: (1) attracting, rewarding and retaining officers, and (2) motivating our officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, our committee has adopted the following overriding policies:

•	pay compensation that is competitive with the practices of other leading high technology companies;

•	set challenging performance goals for our officers and provide a short-term incentive through a bonus plan that is based upon achievement of these goals; and

•	align the interests of our officers with those of our stockholders by providing a significant long-term incentive in the form of stock options.

        Total Annual Compensation.    We authorize guidelines for officers’ target total annual compensation (salary and bonus) after reviewing similar compensation information from approximately 20 companies in the high technology industry, some of which also are included in the peer group index shown in the stock performance graph of this proxy statement. These companies compete with Applied for executive talent and/or have revenues comparable to Applied’s revenues. Applied’s goal is to target base pay near the median level and total cash compensation above the median level of the surveyed companies only when certain performance goals are achieved.

        Senior Executive Bonus Plan.    When setting bonuses for our named executive officers, our committee develops and approves specific performance targets. Fiscal 2000 bonuses for Mr. Morgan, Dr. Maydan, Mr. Bronson, Dr. Somekh and Dr. Wang were paid pursuant to our Senior Executive Bonus Plan. Bonuses are paid under this plan only if performance goals that we set at the beginning of the fiscal year are achieved. Accordingly, the actual bonuses paid will vary depending on actual performance. In general, we set performance goals that are linked to factors such as (1)  annual revenue, (2) controllable profits, (3) earnings per share, (4) net income, (5) new orders, (6) pro forma net income, (7) asset management, (8) customer satisfaction, (9) individual management by objective (MBO) goals, or (10) return on sales. For a number of years the committee has chosen to use two equally weighted performance goals: (1) growth in Applied’s annual revenue, and (2) achievement of certain levels of return on sales, that is, Applied’s net profit as a percentage of Applied’s annual sales.

        Bonuses.    Target bonuses for each officer (other than named executive officers) are based on his or her potential impact on Applied’s operating and financial results and based on market competitive pay practices. Target bonuses for business unit executives generally range from 65-85% of annual salary. Target bonuses for staff executives generally range from 50-65% of annual salary. The actual bonus that is paid to each officer depends on the achievement of business unit objectives and financial performance goals. The business unit objectives we set include both financial and operating goals, including, for example, increasing profitability, customer satisfaction and market share. Each year, we adjust the performance goals in light of general business conditions and our corporate strategies for the year. For fiscal 2000, our committee authorized Applied management to set bonus targets for each officer using a compensation philosophy approved by the committee.

        Stock Options.    Our committee strongly believes that stock options motivate our officers to maximize stockholder value and to remain employed with Applied despite a very competitive labor market. All Applied stock options have a per share exercise price equal to the fair market value of Applied’s common stock on the grant date.

        The number of options granted to each officer and the vesting schedule are determined based on a variety of factors, including (1) the executive’s position at Applied, (2) his or her individual performance, (3) the number of options the executive already holds, and (4) other factors, including an estimate of the potential value of the options and independent stock compensation survey data. In fiscal 2000, our committee relied upon these factors to approve stock option grants for the named executive officers and other senior officers, and for any other individual grants covering more than 60,000 shares. All other grants were approved by our Chief Executive Officer, Mr. Morgan, after consultation with Human Resources, and utilizing guidelines approved by the committee.

        Compensation of Chief Executive Officer.    During fiscal 2000, Mr. Morgan received a salary of $835,769. In setting Mr. Morgan’s target bonus under the bonus plan, our committee relied on market competitive pay data and the strong belief that Mr. Morgan, as Chief Executive Officer, significantly and directly influences Applied’s overall performance. Mr. Morgan’s actual bonus was determined according to a formula our committee developed at the time we set the performance goals. This formula takes into account (1) growth in Applied’s annual revenue, and (2) achievement of certain levels of return on sales (that is, Applied’s net profit as a percentage of Applied’s annual sales). In fiscal 2000, Applied’s performance exceeded the goals we set. Applied’s revenue increased by approximately 88% to a record level. Net income was also at a record high level. Based on this performance, Mr. Morgan received a bonus of $3,000,000, which equaled approximately 359% of his fiscal 2000 salary.

        Tax Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, Applied generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1,000,000 during any fiscal year or is “performance-based” under Section 162(m). Both Applied’s 1995 Equity Incentive Plan and the Senior Executive Bonus Plan permit our committee to pay compensation that is “performance-based” and thus fully tax-deductible by Applied. Our committee currently intends to continue seeking a tax deduction for all of Applied’s executive compensation, to the extent we determine it is in the best interests of Applied.

This report is submitted by the Human Resources and Compensation Committee.

Herbert M. Dwight, Jr. (Chairman)
Paul R. Low
Steven L. Miller

Compensation Committee Interlocks and Insider Participation

        During fiscal 2000, none of Applied’s executive officers served on the board of directors of any entities whose directors or officers serve on Applied’s Human Resources and Compensation Committee. No current or past executive officers of Applied serve on our Human Resources and Compensation Committee.

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of the five-year cumulative total return for Applied’s common stock, the Standard & Poor’s 500 Index and the JP Morgan H&Q Semiconductor Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. The JP Morgan H&Q Semiconductor Index contains 48 companies in the semiconductor equipment, semiconductor manufacturing and related industries.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG APPLIED MATERIALS, INC.,

THE JP MORGAN H&Q SEMICONDUCTOR INDEX

AND THE S&P 500 INDEX

450
400
350
300
250
200
150
100
50
0
Dollars ($)
APPLIED MATERIALS, INC.
JP MORGAN H&Q INDEX
S&P 500 INDEX
407
393
367
279
267
251
200
164
124
136
139
124
114
80
55
10/29/95
10/27/96
10/26/97
10/25/98
10/31/99
10/29/00

	10/29/95	10/27/96	10/26/97	10/25/98	10/31/99	10/29/00
Applied Materials, Inc.	100	55	136	139	367	393
JP Morgan H&Q Index	100	80	124	114	279	407
S&P 500 Index	100	124	164	200	251	267

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Applied’s directors and executive officers, and holders of more than 10% of Applied’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Applied. Such officers, directors and 10% stockholders are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis.

Relationship with Independent Public Accountants

        The firm of independent accountants recommended by the Audit Committee and selected by the Board of Directors for fiscal 2001 is PricewaterhouseCoopers LLP. The Board of Directors expects that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so, and will be available to respond to appropriate questions.

No Incorporation by Reference

        In Applied’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the “Audit Committee Report” and the “Human Resources and Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

        This proxy statement is sent to you as part of the proxy materials for the 2001 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of Applied’s common stock.

Stockholder Proposals—2002 Annual Meeting

        Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules and Applied’s Bylaws. If you would like us to consider including a proposal in our proxy statement next year, you must deliver it to our offices on or before October 19, 2001. If you intend to submit a proposal at the 2002 Annual Meeting of Stockholders but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before January 2, 2002. Our Bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of the requirements contained in our Bylaws, please contact: Donald A. Slichter, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, M/S 2068, Santa Clara, California 95050.

By Order of the Board of Directors

Santa Clara, California
February 16, 2001

Appendix A—Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

        The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “ Board”) of Applied Materials, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’ s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Committee further aids the Board in its oversight of the Company’s tax, legal, regulatory and ethical compliance.

        In carrying out this function, the Committee shall serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; review and appraise the audit efforts of the Company’s independent accountants and the Internal Auditor; and provide open communication among the independent accountants, financial and senior management, legal counsel, the Internal Auditor and the Board.

        The Committee will fulfill its oversight role primarily by carrying out the activities enumerated in Section IV of this Charter .

II.    COMPOSITION

        The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be an independent director as determined in accordance with Nasdaq rules. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

        The members of the Committee generally shall be elected by the Board at the annual organizational meeting of the Board.

III.    MEETINGS

        The Committee generally shall meet at least three times annually, or more frequently as necessary or appropriate. The Committee shall meet at least annually (or more frequently as appropriate) with management, the Internal Auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chair shall meet quarterly with the independent accountants and management to review the Company’s financial statements consistent with Section IV below. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

IV.    RESPONSIBILITIES AND DUTIES

        The Committee’s role is one of oversight, and it is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices, or to define the standards to be used in preparing the Company’s financial statements. Company management is responsible for preparing the financial statements and the independent accountants are responsible for auditing those statements.

        To fulfill its responsibilities, the Committee will:

    Documents/Reports Review

•
Review with a representative of executive financial management and the independent accountants the Company’s interim financial information and the financial information contained in the Company’s quarterly reports on Form 10-Q prior to its filing. The Chair may represent the entire Committee for purposes of this review.

•
Review the Company’s annual financial statements and any other reports or financial information deemed appropriate by the Committee, including any certification, report, opinion or review rendered by the independent accountants.

•
Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Committee has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 (“SAS 61”) (Communicating with Audit Committees) and Independence Standards Board Standard No. 1 (Auditor Independence) with the independent accountants; and has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

•
Review this Charter annually; recommend to the Board appropriate changes to the Charter; and assure that the Charter is included as an appendix to the annual stockholders’ meeting proxy statement at least every three years, or promptly after any significant amendment to the Charter.

    Control Processes

•	Review with management and the independent accountants at the completion of the annual audit of the Company’s consolidated financial statements and prior to filing of the Annual Report on Form 10-K:

•	The Company’s annual consolidated financial statements and related footnotes;

•	The independent accountants’ audit of the financial statements and their report;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any serious difficulties or disputes with management encountered during the course of the audit; and

•
Any additional matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards, including the independent accountants’ judgment about such matters as the quality (not just the acceptability), of the Company’s accounting practices, as well as other items set forth in SAS 61.

•
Review with management, the independent accountants and the Internal Auditor on a continuing basis the adequacy and integrity of the Company’s system of auditing and accounting procedures; the Company’s financial reporting processes, both internal and external; and its system of internal controls.

•
Review with the independent accountants, management and/or the Internal Auditor the appropriateness of accounting principles followed by the Company, as well as changes in accounting principles and their impact on the financial statements.

    Independent Accountants

        The Committee and the Board are responsible for the selection, evaluation and, where appropriate, replacement of the firm of independent certified public accountants that serves as the Company’s outside auditors. The independent accountants are ultimately accountable to the Board and to the Committee as representatives of stockholders. The Committee will:

•
Recommend annually to the Board for its approval the appointment (or, where appropriate, replacement) of the independent accountants, based upon a performance evaluation and a determination of the accountants’ independence.

•	Obtain annually from the firm of independent accountants a formal written statement delineating all of its relationships with the Company, including all non-audit services and associated fees.

•	Review and discuss with the independent accountants any disclosed relationships or services that might impact the accountants’ objectivity or independence.

•	Take, or recommend that the full Board take, appropriate action, if any, to ensure the independence of the outside accountants.

    Internal Audit

•
Review with management and the Internal Auditor: the annual audit plan and any changes thereto; significant findings during the year and management’s responses thereto; and the effectiveness and adequacy of the Internal Audit department.

    Legal and Ethical Compliance

•
Review periodically with management, legal counsel and other experts, as appropriate, the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and with the Company’s ethical standards, and monitor the results of these compliance efforts.

•	Review periodically with management, legal counsel and other experts, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements.

    Other Responsibilities

•	Review periodically with management, legal counsel and the Internal Auditor the Company’s policies relating to the security of its intellectual and physical assets.

•	Review, at its discretion, reports from management on other finance, legal and/or administrative issues that the Committee or the Board deems necessary or appropriate.

        In addition to the activities described above, the Committee will perform such other functions as necessary or appropriate under law, the Company’s charter and/or bylaws, and the resolutions and other directives of the Board.

APPLIED MATERIALS*

C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2001 Proxy Statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Your call is toll-free in the United States and Canada. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

If you vote by telephone or the Internet, **DO NOT** mail back the proxy card.

THANK YOU FOR VOTING!

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MATERIALS INC.

Election of Directors

1. The Board recommends a vote FOR each of the following nominees:

01) Michael H. Armacost	06) Dan Maydan
02) Deborah A. Coleman	07) Steven L. Miller
03) Herbert M. Dwight, Jr.	08) James C. Morgan
04) Philip V. Gerdine	09) Minoru Morio
05) Paul R. Low	10) Stan Shih

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

____

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THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE TEN NOMINEES FOR ELECTION AS DIRECTORS. (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

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